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                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ______________, 2000 by and among FBL Financial Group, Inc., an Iowa corporation (the "Company"), and Kansas Farm Bureau Services, Inc. and Kansas Farm Bureau Life Insurance Company, Inc. (each a "Holder").

         WHEREAS, pursuant to an Asset Acquisition Agreement dated as of September __, 2000 (the "Acquisition Agreement"), each Holder will receive shares of the Company's Series C Cumulative Voting Preferred Stock, par value $25.8425 per share (the "Preferred Shares"), issued without registration under the Securities Act of 1933 (the "Securities Act"); and

         WHEREAS, the Preferred Shares will, under certain circumstances, be convertible into or redeemable for Class A Common Stock of the Company ("Common Shares"); and

         WHEREAS, the Company has agreed to file one or more registration statements registering the resale of the Common Shares at the Holder's request, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1  REGISTRATION.

                  (a) If, at any time after the Holder has received Common Shares upon the conversion or redemption of Series C Preferred, Holder owns more than the number of Common Shares that could be sold on one day pursuant to Rule 144 of the Securities Act ("RULE 144") without violating the volume limitations contained therein, or Common Shares that cannot be sold pursuant to Rule 144, the Holder may request in writing (a "Demand Registration Request") that the Company file a registration statement under the Securities Act for the resale of the Common Shares so received. The Company shall then use reasonable efforts to promptly file a registration statement (a "Registration Statement") under the Securities Act, covering the resale by the Holder of the Common Shares requested to be included in such Registration Statement. The Company shall use commercially reasonable efforts (i) to cause such Registration Statement to be declared effective by the Commission for such Common Shares as soon as practicable thereafter and (ii) to keep the Registration Statement continuously effective for up to 180 days. The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 45 days, if the Company reasonably determines in good faith after consultation with outside legal counsel that such filing would require the disclosure of a material transaction or other material matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company that could be avoided by such delay; PROVIDED, HOWEVER, that during such 45-day period the Company shall

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use reasonable efforts to disclose such material transaction or other matter as soon as in its good faith judgment it is prudent to do so. Neither the Company, nor any successor to the Company, shall have any obligation to register securities of any corporation or other entity into which the Common Shares shall have been converted or for which they have been exchanged pursuant to a consolidation or merger or transaction described in section 5 of the Certificate of Designations of the Series C Preferred.

                  (b) The Company shall have no obligation under Section 1(a) unless the Holder satisfies and performs all conditions and obligations to be performed by it under this Agreement, including but not limited to the covenants contained in Section 6 hereof.

                  (c) The Company shall have no obligation under Section 1(a) for more than two Demand Registration Requests.

                  (d) If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account, or an offering for the account of any stockholder of the Company or any group of such stockholders holding Common Shares, then the Company shall give written notice of such proposed filing to the Holder at least thirty (30) days before the anticipated filing date of the registration statement, and such notice shall describe the proposed registration and distribution and offer the Holder the opportunity to register the number of Common Shares it may request. Provided that the Company has received a written request from a Holder to register a specified number of the Common Shares at least ten (10) days prior to filing of the registration statement, the Company shall use its reasonable efforts to cause the managing underwriter or underwriters of the proposed underwritten public offering (the "Company Underwriter") to permit the Holder to include such Common Shares in such offering on the same terms and conditions as the other securities included therein. If the Company Underwriter delivers a written opinion to the Holder stating that the total number of Common Shares which they, the Company and any other persons intend to include in such offering (the "Total Shares") is sufficiently large so as to prevent a successful offering of the Total Shares, then the number of Common Shares in excess of the number to be registered for sale by the Company to be offered for the account of a Holder and such other persons or entities other than the Company shall be reduced pro rata to the extent necessary to reduce the Total Shares to the amount recommended by the Company Underwriter.

                  (e) The Company will exercise reasonable efforts to remain eligible to use Form S-3 under the Act until the rights of the Holder under this Section shall have terminated. The rights of the Holder under this Section shall terminate: (i) if no Common Shares are issued to the Holder pursuant to the conversion or redemption provisions applicable to the Series C Preferred prior to the expiration of such conversion or redemption provisions; or (ii) when the Holder no longer holds Common Shares which exceed in number the number which could be sold pursuant to Rule 144 under the Act in one day.

         SECTION 2  REGISTRATION PROCEDURES.

                  (a) The Company shall notify Holder of the effectiveness of a Registration Statement and shall furnish to Holder such number of copies of the Registration Statement

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(including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as Holder may reasonably request in order to facilitate its sale of the Common Shares in the manner described in the Registration Statement.

                  (b) The Company shall prepare and file with the Securities and Exchange Commission (the "SEC") from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Common Shares for the period provided in Section 1. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to Holder's interests in or plan of distribution of Common Shares that is reasonably necessary to permit the sale of such Holder's Common Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the Common Shares to be listed on an exchange or quoted on any quotation system on which the Company's Common Stock is then listed or quoted.

                  (c) The Company shall promptly notify Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any such Registration Statement or post-effective amendment.

                  (d) The Company shall promptly notify Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to Section 7 of this Agreement, the Company shall promptly prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Common Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 3  STATE SECURITIES LAWS.

         Subject to the conditions set forth in this Agreement, the Company shall, promptly after the filing of the Registration Statement, file such documents as may be necessary to register or qualify the Common Shares under the securities or "Blue Sky" laws of such states as Holder may reasonably request, and the Company shall use reasonable efforts to cause such filings to become qualified; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to

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file any general consent to service of process in any such state. Once qualified, the Company shall use reasonable efforts to keep such qualifications effective until the earlier of (a) such time as all of the Common Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, Holder has notified the Company that it no longer requires qualification in such state in accordance with its original request for filing, or (c) the date on which the Registration Statement ceases to be effective with the SEC. The Company shall promptly notify Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

         SECTION 4  EXPENSES.

         The Company shall bear all expenses incurred by it in connection with the registration of the Common Shares pursuant to Section 1, except that the Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Common Shares and for all legal, accounting and other expenses incurred by the Holder in connection with the Registration Statement.

         SECTION 5  INDEMNIFICATION BY THE COMPANY.

         The Company agrees to indemnify the Holder and its officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company in writing by the Indemnitee for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Common Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required

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by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 5 shall survive the completion of any offering of Common Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

         SECTION 6  COVENANTS OF THE HOLDER.

         Holder hereby agrees:

                  (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request;

                  (b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the Common Shares covered by the Registration Statement from Holder;

                  (c) to notify the Company of any sale of Common Shares by Holder; and

                  (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his or her connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission was based upon information regarding such Holder or its plan of distribution which was furnished to the Company in writing by such Holder for use therein, or (ii) the failure by such Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to such Holder to any purchaser of the Common Shares covered by the Registration Statement from such Holder.

         Notwithstanding the foregoing, (i) in no event will Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) the total amount for which Holder shall be liable under this Section 6 shall not in any event exceed the aggregate net proceeds received by him, her or it from the sale of such Holder's Common Shares in such registration. The obligations of the Holder under this Section 6 shall survive the completion of any offering of Common Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

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         SECTION 7  SUSPENSION OF THE REGISTRATION STATEMENT.

                  (a) The Company shall promptly notify Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed forty-five (45) days.

         SECTION 8  BLACK-OUT PERIOD.

         Following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holder agrees that it will not effect any sales of the Common Shares pursuant to the Registration Statement or any such filings at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence of any Suspension Event, or (ii) so that the Company may correct or update the Registration Statement or such filing pursuant to Section 2(c) or 2(d). The Company shall promptly take all reasonable measures to allow the Holder to recommence the sale of its Common Shares pursuant to the Registration Statement and the period of time during which sales are suspended shall toll the calculation of the period of time during which any Registration Statement shall remain effective. The Holder may recommence effecting sales of the Common Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event or the date the Company has corrected or updated the Registration Statement or such filing pursuant to Section 2(c) or 2(d).

         SECTION 9  ADDITIONAL SHARES.

         Subject to Section 1(d) above, the Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of its common stock or any shares of its common stock owned by any other shareholder or shareholders of the Company.

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         SECTION 10  CONTRIBUTION.

         If the indemnification provided for in Sections 5 and 6 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

         The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         SECTION 11  NO OTHER OBLIGATION TO REGISTER.

         Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holder to register the Preferred Shares or the Common Shares under the Securities Act.

         SECTION 12  AMENDMENTS AND WAIVERS.

         The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of each of the Company and Holders holding in excess of 50% of the Common Shares that are subject to this Agreement and the Registration Statement at that time.

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         SECTION 13  NOTICES.

         Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile, registered or certified mail (return receipt requested), postage prepaid, or courier or overnight delivery service to the Company at the following addresses and to the Holder at the address set forth on his or her signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or Section 6, Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

         IF TO THE COMPANY:         FBL Financial Group, Inc.
                                    5400 University Avenue
                                    West Des Moines, IA  50266
                                    Attn:    William J. Oddy, CEO
                                    Tel:  (515) 225-5410
                                    Fax:  (515) 225-5604

         With a copy to:            Morain, Burlingame & Pugh
                                    5400 University Avenue
                                    West Des Moines, IA  50266
                                    Attn:  Stephen R. Morain, Esq.
                                    Tel:  (515) 225-5410
                                    Fax:  (515) 225-4686

In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

         SECTION 14  SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by Holder and any attempted assignment hereof by Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder; except that if the Holder liquidates and distributes its assets to its sole stockholder, The Kansas Farm Bureau ("KFB") and KFB thereby acquires ownership of the Preferred Shares or the Common Shares, KFB shall thereafter have all of the rights and obligations of the Holder pursuant to this Agreement.

         SECTION 15  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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         SECTION 16  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly within said State.

         SECTION 17  SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 18  ENTIRE AGREEMENT.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                COMPANY:

                                FBL Financial Group, Inc.

                                By:
                                   ---------------------------------------------
                                Name:     William J. Oddy
                                Title:    Chief Executive Officer

                                HOLDER:

                                Kansas Farm Bureau Services, Inc.

                                By:
                                   ---------------------------------------------
                                Name:
                                Title:



                                -9-

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                                HOLDER:

                                Kansas Farm Bureau Life Insurance Company, Inc.

                                By:
                                   ---------------------------------------------
                                Name:
                                Title:



                            Agreement upon Assignment

         The Kansas Farm Bureau ("KFB") hereby agrees that if and when the foregoing Agreement is distributed or otherwise assigned to it by the Holders, that KFB shall be deemed to have assumed and agreed to perform all of the obligations of the Holders set forth in this Agreement. Upon such assignment, the Company agrees that KFB shall be entitled to all benefits thereof.

                                The Kansas Farm Bureau

                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


























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